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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in t his Registration Statement on Form S-3 and in the related Prospectus of our report dated February 26, 1999, included and incorporated by reference in the Annual Report on Form 10-K of Kerr-McGee Corporation for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement on Form S-3.


                                                  ARTHUR ANDERSEN LLP


                                                  By /s/
                                                    ---------------------------

Oklahoma City, Oklahoma


April 23, 1999